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                                                                       Exhibit 3

                                              EXECUTION COPY - DECEMBER 29, 2000

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

                               WARRANT TO PURCHASE
                        LAFARGE CORPORATION COMMON STOCK

     This certifies that in consideration of Twenty One Million Six Hundred Thirty Seven Thousand Canadian Dollars (Cdn. $21,637,000), Kilmer Van Nostrand Co. Limited or its registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from Lafarge Corporation, a Maryland corporation (the "Company"), Four Million Four Hundred Thousand (4,400,000) shares of the Company's common stock, par value $1.00 per share ("Common Stock") upon surrender hereof at the principal office of the Company after delivery of the Notice of Exercise attached as Attachment A hereto duly executed and the payment therefor on the exercise date set forth therein at the Exercise Price as set forth in Section 2 below in lawful money of the United States. The number and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include the Warrant under this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

     1. Term. Subject to the terms and conditions set forth herein, the Warrant shall be exercisable (in whole or in part) for a period of ten (10) years commencing on December 29, 2005 and ending on December 29, 2015.

     1.1 Early Exercise. Notwithstanding any provision of this Warrant to the contrary, (i) if the Company is the subject of a "going private" transaction involving the acquisition of the Company's Common Stock prior to December 29, 2005, the Holder may exercise this Warrant (in whole but not in part) in conjunction with such transaction if and only if the Holder participates in and sells or otherwise transfers pursuant to such transaction all of the Common Stock receivable by such Holder upon such exercise of this Warrant; and (ii) if a "change in control" transaction occurs prior to December 29, 2005, the Holder may exercise this warrant (in whole or in part) in conjunction with such transaction. For this purpose, (i) a "going private" transaction is any transaction or series of transactions described in Rule 13e-3(a)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) a "change in control" transaction is: (a) the consummation of a merger or consolidation, to which the Company is a party and in which the beneficial owners of the outstanding Common Stock immediately prior to the merger or consolidation own beneficially less than 50% of the

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outstanding shares of common stock of the entity succeeding to the business of the Company immediately after such transaction, regardless of which entity survives; (b) the adoption by the stockholders of the Company of a plan of complete liquidation and dissolution; (c) the first purchase of shares of Common Stock by the Company, whether for cash or securities or other property, pursuant to an "issuer tender offer" (as that term is defined in Rule 13e-4 under the Exchange Act) pursuant to which the Company acquires more than 50% of the shares of Common Stock outstanding immediately prior to the commencement (as defined in Rule 13e-4) of such offer; or (d) the first purchase of shares of Common Stock pursuant to a tender or exchange offer made in connection with an agreement between the Company and a person, firm or corporation providing for the acquisition of the Company by merger or otherwise if either (1) more than 50% of the outstanding shares of Common Stock are purchased pursuant to such tender or exchange offer, or (2) less than 50% of such outstanding shares are so purchased, but such acquisition is subsequently consummated.

     The Company shall notify the Holders not less than 45 days prior to the occurrence of any going private transaction or change of control transaction in the manner described in Section 11 of this Warrant.

     1.2 Cashless Exercise. Subject to the other provisions of this Agreement other than those requiring payment of the Exercise Price in cash, if this Warrant becomes exercisable prior to December 29, 2005 pursuant to the provisions of Section 1.1 of this Warrant, the Holder may elect to exercise this Warrant in whole or in part by surrendering this Warrant in the manner specified in Section 3.2 of this Warrant in exchange for the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock as to which the Warrant is being exercised multiplied by (ii) a fraction, (y) the numerator of which is the Fair Market Value of a share of Common Stock on the Exercise Date (as defined below) less the Exercise Price and (z) the denominator of which is the Fair Market Value of a share of Common Stock on such Exercise Date. Fair Market Value shall be equal to the average of the last sale price of Common Stock on each of the ten trading days prior to the Exercise Date of this Warrant on the principal exchange of which the Common Stock may at the time be listed; or, if there shall have been no sales on such exchange on any such trading day, the average of the closing bid and asked prices on such exchange on such trading day; or, if there is no such bid and asked price or if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ (including its bulletin board) at the end of each of the ten trading days prior to the Exercise Date in the over-the counter market.

     2. Exercise Price. Subject to adjustment in accordance with the provisions of this Agreement, the exercise price at which this Warrant may be exercised shall be Twenty Nine and 00/100 U.S. Dollars (U.S.$29.00) per each share of Common Stock (the "Exercise Price").

     3. Number of Shares; Exercise of Warrant.

     3.1 Exercise and Number of Shares. Subject to the provisions of this Agreement, the Holder shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) in the aggregate up to Four Million Four Hundred Thousand shares of Common Stock. This Warrant may be exercised in whole or in part in as many exercises as Holder may elect.


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     3.2 Delivery. The Warrant shall be exercisable by (i) delivering to the
Company the form of Notice of Exercise attached as Attachment A hereto at least thirty (30) days prior to the exercise date set forth therein (the "Exercise Date") duly executed and signed by the Holder or by the duly appointed legal representative or duly authorized attorney thereof and depositing with the Company the original of this Warrant in conjunction therewith and (ii) paying the aggregate Exercise Price for the number of shares of Common Stock in respect of which the Warrant is being exercised no later than the Exercise Date set forth in the Notice of Exercise. Upon each partial exercise of the Warrant, a new Warrant evidencing the balance of the shares of Common Stock issuable hereunder will be issued to the Holder, as soon as reasonably practicable, on the same terms as the Warrant partially exercised. All payments due upon any exercise of this Warrant shall be made in immediately available funds by deposit to an account of the Company as directed by the Company.

     3.3 Time of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the later of i) the Exercise Date or ii) its surrender for exercise and payment in full of the Exercise Price, and the Person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date; provided, however, that in the event that the transfer books of the Company are closed on such date, the Holder shall be deemed to have become a stockholder of record on the next succeeding day that the transfer books are open and until such date, the Company shall be under no duty to cause to be delivered any certificate for such shares. As promptly as practicable on or after such date but in any event by the end of the day on the third New York Stock Exchange trading day following such date, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. If this Warrant is exercised in part, the Company will execute and deliver a new Warrant of like tenor exercisable for the balance of shares of Common Stock for which this Warrant may then be exercised.

     4. Payment of Taxes and Expenses. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of this Warrant and the Common Stock issuable upon exercise hereof, unless any such tax or charge is imposed by law upon the income or gain of Holder in connection with this Warrant, in which case such tax or charge shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and


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substance to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     7. Adjustments. The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price at which such shares may be purchased shall be subject to adjustment from time to time as set forth in this Section 7. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding any provision of this Warrant to the contrary, none of the adjustments set forth in this Section 7 shall apply and no adjustment in either the number of shares of Common Stock receivable upon exercise of this Warrant or to the Exercise Price shall be made upon the adoption by the Company of a shareholder rights plan (commonly referred to as a "poison pill") and the issuance by the Company of "rights" or securities pursuant thereto.

     7.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall: (i) pay or make a dividend on Common Stock payable in additional shares of Common Stock or make a distribution of additional shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock; then the number of shares of Common Stock for which this Warrant is exercisable immediately after the happening of such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock into which this Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

     7.2 Issue of Rights, Options or Warrants. If the Company shall issue rights, options, warrants or convertible or exchangeable securities to all holders of its outstanding Common Stock without any charge to such holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date for the determination of stockholders entitled to receive such distribution than the then current Exercise Price, the number of shares of Common Stock for which this Warrant is exercisable immediately following such event shall be determined by multiplying the number of shares for which this Warrant is exercisable immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common stock offered for subscription or purchase in connection with such rights, options, warrants or convertible or exchangeable securities and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or convertible or exchangeable securities plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the current Exercise Price at such record date. Such adjustments shall become effective on the date of issuance of such rights, options or warrants.

     7.3 Reorganization, Reclassification, Consolidation or Merger. If the Company shall (i) effect any reorganization or reclassification of its capital stock not covered by an adjustment under Section 7.1 or (ii) consolidate or merge with or into, or transfer all or substantially all of its


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properties and assets to, any other Person, in either case in a transaction in connection with which a Holder has not exercised this Warrant, then, upon any exercise of this Warrant subsequent to the consummation thereof, such Holder shall be entitled to receive, in lieu of the Common Stock issuable upon exercise immediately prior to such consummation, the highest amount of stock, other securities or property (including cash) to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments thereafter as provided in this Section 7.3. In the case of a consolidation, merger, sale or transfer which includes an election as to the kind of consideration to be received by the holders, and the transfer is not the same for each share of Common Stock, then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer shall be deemed to be the kind and amount so receivable per share by a plurality of the holders. In the case of any consolidation of the Company with or merger of the Company into another entity or in the case of any sale or transfer to another entity of all or substantially all of the property of the Company, such successor or purchasing entity shall be required by contract to execute an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of securities, cash and property which the Holders would have owned or been entitled to receive after the happening of such consolidation, merger, sale or transfer had such Warrant been exercised immediately prior to such action. Upon the execution of such agreement, this Warrant shall be exercisable only for such securities, cash and property. The Company shall mail by first class mail, postage prepaid, to the Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.3. The provisions of this Section 7.3 shall similarly apply to successive consolidations, mergers, sales or transfers.

     7.4 Distribution of Property. If the Company shall distribute to all holders of its outstanding Common Stock: (i) evidences of its indebtedness or assets or securities other than its Common Stock (excluding cash distributions payable out of consolidated or earned surplus and dividends or distributions referred to in Section 7.1); or (ii) rights, options or warrants (other than as contemplated by Section 7.2); or (iii) convertible or exchangeable securities, containing the right to subscribe for or purchase shares of Common Stock (other than as contemplated by Section 7.2), then the number of shares of Common Stock for which this Warrant is exercisable shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the Exercise Price on the date of such distribution, and of which the denominator shall be such Exercise Price less the then fair value up to the Exercise Price less $.01 (as determined by the Board of Directors of the Company, whose reasonable determination shall be conclusive) of the portion of the evidence of indebtedness, assets, securities, rights, options, warrants or convertible or exchangeable securities so distributed attributable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     7.5 Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price


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immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock purchasable immediately thereafter.

     7.6 Notice of Adjustment. Whenever the number of shares of Common Stock or other securities or property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail to the Holder by first class mail, postage prepaid, notice of such adjustment or adjustments setting forth in reasonable detail the method of calculation and the facts upon which such adjustment is based.

     8. No Rights of Stockholders. The Holder shall not be entitled to vote, to receive dividends or subscription rights, or to be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

     9. Transfer of Warrant.

     9.1 Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     9.2 Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment attached hereto and subject to the provisions of this Warrant and with the limitations on assignments and transfers as contained in this Warrant, the Company shall issue to or to the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     9.3 Transfers to Non-Affiliates. If the Holder wishes to transfer in any manner by sale or otherwise to any Person who is not an affiliate of the Holder of this Warrant at the time of such transfer (a "Third Party Recipient") a portion of the Warrant that is exercisable for shares representing less than two percent (2%) of the Common Stock then outstanding on a fully diluted basis, the Holder shall first offer to sell such portion of the Warrant to the Company specifying the price and other terms of the offer. If the Company does not accept such offer within 30 days, the Holder may then sell that portion of this Warrant to a Third Party Recipient at no less than such price and on terms that are no more favorable than those offered to the Company.


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Notwithstanding any provision of this Warrant to the contrary, a Holder may not transfer this Warrant (or any portion thereof) in any manner by sale or otherwise to any Third Party Recipient when after such transfer the combined total number of shares of Common Stock previously received or then receivable upon exercise of any portion of this Warrant or upon exercise of any portion of the original of this Warrant by such Third Party Recipient represents two percent (2%) or more of the Common Stock then outstanding on a fully diluted basis unless (i) the transferring Holder first notifies the Company that it has received a bona fide offer to purchase such Warrant, such notification to identify the Third Party Recipient and provide the terms and conditions of the offer and (ii) offers to transfer such Warrant to the Company on terms no less favorable to the Company than contemplated in the transfer to the Third Party Recipient and (iii) the Company shall have notified the transferring Holder in writing within 30 days of receipt of the offer that it declines to then acquire such Warrant on such terms. The limitations set forth above shall not restrict the Holder's ability to pledge the Warrant (or any portion of the Warrant) as security to a lender that is not an affiliate of the Holder or apply to a transfer of the Warrant (or any portion of the Warrant) to any such lender as a result of its exercise of its remedies against the Holder in accordance with such a pledge. For purposes of this Warrant, "Person" shall mean any individual, corporation, company, limited liability company, group, partnership or other entity and "affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, in the case of an individual, includes the spouse and children and other descendants of such Person. As used herein, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

     10. Reservation and Authorization of Common Stock, (i) The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant that number of its authorized but unissued shares of Common Stock as could then potentially be required to permit the exercise in full of this and all outstanding Warrants. All shares of Common Stock issuable upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant shall be duly and validly issued and fully paid and nonassessable, and not subject to or privileged with any preemptive rights, (ii) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

     11. Notices. Any notice, request, consent or other communication required to be made hereunder shall be deemed to have been made: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, on the third business day following the date of such mailing; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report to the parties at the following addresses: If to Holder: Scotia Plaza, Suite 2700, P.O. Box 127, 40 King Street West, Toronto, Ontario, MSH 3Y2, Fax: (416) 635-7697; If to Company: 12950 Worldgate Drive, Herndon, Virginia 20170 Fax: (703) 796-2215.

     12. Legend. Neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the


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"Securities Act"), or under the securities laws of any state. Neither this
Warrant nor the shares of Common Stock issued upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement for this Warrant or the shares of Common Stock, as the case may be, under the Securities Act and such registration or qualification as may be necessary under the securities laws of any state, or (ii) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a certificate or certificates evidencing all or any of the shares of Common Stock issued upon exercise of this Warrant prior to said registration and qualification of such shares to bear one or more of the following legends:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS.

The legend requirements of this Section 12 shall terminate when either (i) the security in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act.

     13. Registration Rights.

     13.1 Demand Registration Rights. The Company currently is eligible to use the Form S-3 registration statement and will reasonably endeavor to maintain such eligibility (or eligibility for any replacement short form registration statement) during the term of this Warrant. So long as the Company is then eligible to register its securities on a Form S-3 short form registration statement (or such other short form registration statement that shall then be available to the Company in replacement of Form S-3), the Holder, after exercise of this Warrant, may request the Company to register on Form S-3 (or such other short form registration statement then available to the Company), and the Company agrees to then register, any or all of the shares received by the Holder upon exercise of this Warrant (the "Underlying Shares") and to then undertake commercially reasonable efforts to maintain such registration until the Underlying Shares so registered have been sold. Notwithstanding the immediately preceding sentence, the Company shall not be required to maintain the effectiveness of any registration statement for greater than nine (9) months. The Company will pay all costs typically borne by a registrant in connection with a registration on Form S-3 (or any replacement form), which shall not include, however, costs and expenses of legal counsel retained by Holder in connection with such registration and any broker discounts or fees incurred in connection with the sale of the Underlying Shares by the Holder. Holder agrees to execute and deliver all documents and agreements generally executed and delivered by selling stockholders in connection with and to make such representations and warranties with respect to the Underlying Shares generally made by selling stockholders in connection with sales of securities by a selling stockholder pursuant to


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a Form S-3 registration statement. Holder may exercise the demand registration rights set forth in this Section no more than one time in any twelve month period. The Company may, upon written notice to the Holder, delay any registration of Underlying Shares for up to 90 days if the Company concludes that such registration is likely to interfere with any planned financing transaction then contemplated by the Company. Notwithstanding any provision of this Warrant to the contrary, the Company shall have no obligation to undertake for or on behalf of the Holder any underwritten offering of any Underlying Shares or to engage any underwriter to effect any offer, sale or distribution of any Underlying Shares.

     13.2 Piggyback Registration Rights. If the Company proposes to: (i) file a registration statement under the Securities Act, covering securities of the Company, whether for the Company's own account or for the account of selling security holders, other than registration statement relating to an acquisition or merger or a registration statement on Form S-8 or subsequent similar form; or
(ii) qualify a prospectus, statement of material facts or similar public offering document pursuant to the securities legislation of one or more provinces of Canada or in any other jurisdiction; it shall (i) advise the Holders by written notice at least sixty (60) days prior to the filing of such registration statement or prospectus, statement of material facts or other public offering document (the "Public Offering Document"), which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the securities laws; and (ii) will upon the request of any such Holder include in any Public Offering Document and in any underwriting involved therewith such information as may be required to permit a public offering of the shares of Common Stock received by the Holder on the exercise of this Warrant. The Company is not required to include such shares in a Public Offering Document relating to an offering of securities if the managing underwriter has advised the Company that the inclusion of such Warrant Interest will have an adverse effect upon the offering (in which case, the amount of securities to be offered for the accounts of Holders will be reduced (or eliminated) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter). In so excluding the shares, the Company may not treat the Holders less favourably than others having piggyback registration rights. The Company shall keep such Public Offering Document effective for a period of nine months from the effective date of such Public Offering Document or until such earlier date the distribution of the registered shares has been completed. In connection with such registration, the Holders will execute and deliver such customary underwriting documents and provide such information as are requested by the managing underwriter as a condition to the inclusion of the shares in the Public Offering Document.

     14. Indemnification and Contribution. The Company and the Holder each agree that they will provide indemnification and contribution to the other (and to each Person who controls the other (within the meaning of the Securities Act), and to each other's directors, officers, agents, employees and to such other Persons to the extent customary in underwriting agreements at the time of any registration of Underlying Shares effected pursuant hereto and all of them shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and other securities industry professionals participating in the distribution to the extent customary in underwriting agreements at the time of any registration of such Underlying Shares.

     14.1 Indemnification by the Company. In the case of each registration effected by the Company pursuant to this Agreement, the Company agrees to indemnify and hold harmless, to


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the full extent permitted by law, the Holder, its officers, directors, agents, employees, general partners and limited partners and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement under which Underlying Shares owned by the Holder were registered under the Securities Act, any prospectus or preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of, are based upon or are contained in any information furnished in writing to the Company by the Holder for use therein or by the Holder's failure to deliver a copy of the applicable registration statement or prospectus after the Company has furnished the Holder with a sufficient number of copies of the same. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents, employees, general partners and limited partners and each person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.

     14.2 Indemnification by the Holder. In connection with any registration statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless to the full extent permitted by law, the Company, its directors, officers, agents, employees and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement under which Underlying Shares were registered under the Securities Act, any prospectus or preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained or fails to be contained in any information or affidavit so furnished in writing by such Holder to the Company for inclusion in such registration statement or prospectus. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Underlying Shares giving rise to such indemnification obligation.

     14.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it shall seek indemnification and (ii) unless in the reasonable judgment of counsel to such indemnified party a conflict of interest is likely to exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party assumes the defense of such claim, it shall not be obligated to pay the fees and expenses of more than one counsel with respect to such claim and the indemnifying party shall in no event be liable to an indemnified party for legal and other expenses incurred by such indemnified party in connection with the defense of a claim subsequent to the assumption of such defense by such indemnifying party. The indemnifying party shall not be subject to any liability for any settlement made without its consent.

     14.4 Contribution. If for any reason the indemnification provided for in the preceding Sections of this Warrant is unavailable to an indemnified party or is insufficient to hold harmless as contemplated by the preceding Sections, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party in connection with the actions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying and indemnified parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the preceding paragraph, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. The Holder shall not be required to contribute in an amount greater than the dollar amount of proceeds received by the Holder with respect to the sale of the Holder's Underlying Shares.

     15. Compliance with Rule 144. At all times when the Company is subject to the reporting requirements of the Exchange Act, as amended, the Company shall take such steps as shall be necessary or appropriate to cause to be made available (within the meaning of paragraph (c) of Rule 144 of the Securities and Exchange Commission, or any corresponding provisions of any rule or regulation issued in substitution therefor) adequate current public information with respect to the Company (within the meaning of and as determined in accordance with said paragraph) to enable the Holder upon exercise of this Warrant to thereafter sell the securities purchased within the limitations of the exemptions provided by said Rule 144 or any rule or regulation issued in substitution therefor.

     16. Investment Covenant. The Holder by his or her acceptance hereof covenants that this Warrant is and any common stock issued hereunder has been acquired for investment purposes, and that the Holder will not distribute the same in violation of any state or federal law or regulation.

     17. Amendments. The terms and provisions of this Warrant may not be modified or amended, or any provisions hereof waived, temporarily or permanently, except by written consent of the Company and the Holder.

     18. Successors and Assigns. This Warrant and the rights and duties of the Holder set forth herein may be transferred or assigned, in whole or in part, by the Holder.

     19. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf and under its corporate seal as of December 29, 2000 by one of its duly authorized officers and its execution hereof to be attested by another of its duly authorized officers.

                                        LAFARGE CORPORATION


Attest: /s/ William G. Miller           By: /s/ Larry J. Waisanen
        -----------------------------       ------------------------------------
        William G. Miller                   Larry J. Waisanen
        Assistant Secretary                 Executive Vice President and
                                            Chief Financial Officer

                                   ASSIGNMENT

     For value received, __________________________________________, hereby sells, assigns and transfers unto __________________________________________ the within Warrant to the extent of __________________________________________
shares of the Company's Common Stock exercisable therefore, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________________________ attorney, to transfer said
Warrant on the books of the within-named Company, with full power of substitution of the premises.

Dated: ____________ _____, 20___


By:
    ---------------------------------

ATTACHMENT A

                               NOTICE OF EXERCISE

To: LAFARGE CORPORATION (the "Company")

     The undersigned hereby irrevocably elects to exercise the right to purchase set forth within and represented by the Warrant attached hereto ____________________________________________ shares of Common Stock of the
Company as provided for therein, which exercise is to be effective as of __________________ _____, 20_____ (the "Exercise Date") and agrees to tender no later than such Exercise Date payment of the full purchase price for such shares in the form of a wire transfer in immediately available funds in the aggregate amount of $___________________________ U.S. Dollars. If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash. Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to
___________________________________________.

     The undersigned certifies that he/she is not a U.S. person and the warrant being exercised hereby is not being exercised on behalf of a U.S. person as such term is defined within Regulation 902(k) promulgated under the Securities Act of 1933, as amended.

Dated: ____________ _____, 20___


By:                                     Signature:
    ---------------------------------              -----------------------------
Print Name:
            ------------------------


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